Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Majesco Holdings Inc.

We hereby consent to the incorporation by reference in the Form S-3 of Majesco Holdings Inc. of our report dated November 30, 2004 except for the last two paragraphs of Note 17, as to which the date is December 23, 2004, and the seventh and eighth paragraphs of Note 15, as to which the date is December 28, 2004, and the last two paragraphs of Note 1, as to which the date is December 31, 2004, and the eleventh paragraph of Note 15, as to which the date is January 10, 2005 on the consolidated financial statements of Majesco Holdings Inc. and Subsidiaries as of October 31, 2004 and for each of the three years in the period ended October 31, 2004, which appear in the Form 10-K filed on January 31, 2005. We also consent to the reference to our Firm under the caption "Experts" in the prospectus included in this registration statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 3, 2005